Exhibit 99.3

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2007

(in thousands, except share and per share amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired IPC US Real Estate Investment Trust (“IPC”) as of September 30, 2007.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2007.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2007, nor does it purport to represent our future financial position.

	September 30, 2007 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Pro Forma Adjustments		Pro Forma September 30, 2007
Assets
Real estate
Land	$279,038	$72,769	$169,062	(c)	$520,869
Buildings, net	1,624,826	727,940	1,014,518	(c)	3,367,284
Real estate under development	144	—	—		144
Total real estate	1,904,008	800,709	1,183,580		3,888,297

Cash and cash equivalents	697,225	(317,323)	(671,149	)(c)	40,353
		—	331,600	(d)
Restricted cash	77,746	26,429	91,722	(e)	223,753
			27,856	(c)
Accounts receivable, net	33,744	—	25,448	(c)	59,192
Receivables from related parties	1,282	—	—		1,282
Prepaid expenses and other assets	3,623	866	19,741	(c)	24,230
Escrow deposits and pre-acquisition costs	36,360	(35,000)	—		1,360
Investments in unconsolidated entities	147,860	—	41,195	(c)	189,055
Other real estate investments	—	—	11,143	(c)	11,143
Deferred financing fees, net	16,368	5,700	15,153	(c)	45,621
			8,400	(d)
Notes receivable	12,301	—	—		12,301
Lease intangibles, net	327,501	127,097	185,871	(c)	640,469
Total assets	$3,258,018	$608,478	$1,270,560		$5,137,056

Liabilities and stockholders’ equity

Liabilities
Notes payable	$1,611,038	$509,100	$741,334	(c)	$3,201,472
			340,000	(d)
Convertible debentures	—	—	91,722	(e)	91,722
Accounts payable	1,202		4,478	(c)	5,680
Payables to related parties	1,692	—	—		1,692
Acquired below market leases, net	87,850	53,624	41,433	(c)	182,907
Distributions payable	10,036	—	—		10,036
Accrued liabilities	72,538	38,129	30,286	(c)	140,953
Subscriptions for common stock	1,223	—	—		1,223
Other liabilities	1,315	7,625	6,297	(c)	15,237
Total liabilities	1,786,894	608,478	1,255,550		3,650,922

Commitments and contingencies

Minority interest	2,850	—	15,010	(c)	17,860

Stockholders’ equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 195,527,948 shares issued and outstanding	20	—	—		20
Additional paid-in capital	1,748,258	—	—		1,748,258
Cumulative distributions and net loss	(280,004)	—	—		(280,004)
Total stockholders’ equity	1,468,274	—	—		1,468,274
Total liabilities and stockholders’ equity	$3,258,018	$608,478	$1,270,560		$5,137,056

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired IPC on January 1, 2006.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2007.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Nine months ended September 30, 2007 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Continuing Operations of IPC US REIT (c)	US GAAP Conversion (d)	Pro Forma Adjustments		Pro Forma Nine months ended September 30, 2007

Rental revenue	$213,026	$81,080	$139,298	$1,329	$1,918	(e)	$425,333
				(10,662)	(656	)(f)

Expenses
Property operating expense	48,659	17,804	46,828	(5,132)	65	(g)	108,224
Interest expense	68,504	23,894	38,056	(159)	(32,308	)(h)	143,522
				(5,589)	51,124	(i)
Real estate taxes	30,101	15,272	14,326	—	—		59,699
Property management fees	6,183	2,218	3,386	—	(3,386	)(j)	13,600
				—	5,199	(k)
Asset management fees	8,952	3,826	—	—	6,300	(l)	19,078
General and administrative	1,831	4,452	9,401	—	—		15,684
Depreciation and amortization	96,890	40,353	33,654	(4,201)	(27,311	)(m)	188,167
				(2,142)	50,924	(n)
Total expenses	261,120	107,819	145,651	(17,223)	50,607		547,974

Interest income	18,399	—	—	—	—		18,399
Minority interest	—	—	(3,900)	28	1,012	(o)	(2,243)
					617	(i)
Equity in earnings (losses) of investments	4,072	—	1,943	(2,201)	(2,586	)(p)	(878)
					(2,106	)(i)
Net income (loss) before income taxes	(25,623)	(26,739)	(8,310)	5,717	(52,408)		(107,363)

Provision/(benefit) for income taxes	398	—	(3,156)	2,161	—		(597)
Net income (loss)	$(26,021)	$(26,739)	$(5,154)	$3,556	$(52,408)		$(106,766)

Basic and diluted weighted average shares outstanding	161,693						161,693

Basic and diluted loss per share	$(0.16)						$(0.66)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired IPC on January 1, 2006.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2006.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Year ended December 31, 2006 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Continuing Operations of IPC US REIT (c)	US GAAP Conversion (d)	Pro Forma Adjustments		Pro Forma Year ended December 31, 2006

Rental revenue	$161,306	$230,072	$169,671	$2,475	$2,557	(e)	$550,483
				(13,372)	(2,226	)(f)

Expenses
Property operating expense	35,694	48,083	55,804	(6,215)	87	(g)	133,453
Interest expense	50,877	68,524	55,241	(718)	(47,669	)(h)	187,566
				(6,854)	68,165	(i)
Real estate taxes	21,999	34,272	18,949	—	—		75,220
Property management fees	4,947	6,242	4,384	—	(4,384	)(j)	17,540
					6,351	(k)
Asset management fees	5,099	10,640	—	—	8,400	(l)	24,139
General and administrative	1,614	8,764	9,540	—	—		19,918
Depreciation and amortization	73,275	117,469	40,714	1,112	(41,826	)(m)	256,246
				(2,397)	67,899	(n)
Total expenses	193,505	293,994	184,632	(15,072)	57,023		714,082

Interest income	4,963	—	—	—	—		4,963
Minority interest	—	—	(6,609)	38	1,349	(o)	(4,399)
					823	(i)
Equity in earnings (losses) of investments	4,804	772	13,904	(2,094)	(3,448	)(p)	11,130
					(2,808	)(i)
Gain on disposition of real estate investments	—	—	66,514	—	—		66,514
Net income (loss) before income taxes	(22,432)	(63,150)	58,848	2,119	(60,776)		(85,391)

Provision for income taxes	—	—	3,375	791	—		4,166
Net income (loss)	$(22,432)	$(63,150)	$55,473	$1,328	$(60,776)		$(89,557)

Basic and diluted weighted average shares outstanding	89,638				57,911	(q)	147,549

Basic and diluted loss per share	$(0.25)						$(0.61)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.               Reflects our historical balance sheet as of September 30, 2007.

b.                                      Reflects our acquisition of four buildings located in Chicago, Illinois on November 1, 2007 and 111 Woodcrest, located in Cherry Hill, New Jersey on November 20, 2007.

c.                                       Reflects the acquisition of IPC for approximately $1.5 billion, inclusive of estimated closing costs. The acquisition was funded with approximately $339.5 million of cash and the assumption of approximately $776 million of debt and additional borrowings of approximately $340 million, as described in footnote d below.   In the table below, approximately $50.9 million of assumed borrowing are reflected in investments in unconsolidated entities for the loans associated with the Wanamaker Building, a property in which we acquired a 60% non-controlling interest. Approximately $14.6 million of assumed borrowing are adjusted to minority interest in the table below for loans associated with certain properties in which we acquired an interest that is less than 100%.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (in thousands):

Description	Allocation	Estimated Useful Life
Land	$169,062	—
Building	1,014,518	25 years
Lease intangibles	185,871	5.83 years
Acquired below market leases	(41,433)	5.83 years
Above/below market ground leases, net	5,363	39.5 years
Goodwill	7,693	—
Restricted cash	27,856	—
Accounts receivable	25,448	—
Prepaid expenses and other assets	6,194	—
Investments in unconsolidated entities	41,195	—
Other real estate investments	11,143	—
Deferred financing fees, net	15,153	—
Minority interest	(15,010)	—
Accounts payable & accrued liabilities	(34,764)	—
Other liabilities	(5,806)	—
Notes payable	(741,334)	—
Cash	$671,149

These allocations are preliminary and subject to change.

We allocated the purchase price to the above tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

We determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that management believes we could obtain.  Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases using the straight-line method.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the lease not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

d.                                      Reflects the approximately $340 million we borrowed on December 10, 2007 under a credit facility with KeyBank National Association and associated deferred financing fees of approximately $8.4 million.

e.                                       Reflects the liability for those IPC convertible debentures that had not been converted prior to our acquisition of IPC and an equal amount of restricted cash held by a trustee in the form of short-term U.S. Treasury bills.  The restricted cash will be used by the trustee for the purpose of paying interest and principal amounts due on the debentures as well as for the payment of any future conversions as required by the original indenture agreements. The 5.75% convertible debentures have a term of seven years, are convertible into units at the option of the holder at a conversion price of $11.00 per unit and represent a liability of approximately $66.0 million.  The 6.00% debentures have a term of 10 years, are convertible into units at the option of the holder at a conversion price of $9.50 per unit and represent a liability of approximately $25.7 million.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007

a.                                       Reflects our historical operations for the nine months ended September 30, 2007.

b.                                      Reflects the Pro Forma results for the four Chicago, Illinois properties, acquired on November 1, 2007 and 111 Woodcrest in Cherry Hill, New Jersey, acquired on November 20, 2007.

c.                                       Reflects the continuing operations of IPC US for the nine months ended September 30, 2007.

d.                                      Reflects the conversion of the continuing operations of IPC from Canadian generally accepted accounting principles (“Canadian GAAP”) to accounting principles generally accepted in the United States of America (“US GAAP”).  This includes an adjustment for the equity investment in the Wanamaker Building from proportionate consolidation of the 60% non-controlling interest to equity in earnings (losses) of investments in accordance with US GAAP.

e.                                       Reflects the straight-line amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 70 months, based on the preliminary purchase price allocation.

f.                                         Reflects the reversal of IPC’s historical amortization of above and below market lease values.

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

g.                                      Reflects the straight-line amortization of the above and below market ground lease values over the remaining non-cancelable term of the leases of approximately 39.5 years, based on the preliminary purchase price allocation.

h.                                      Reflects the reversal of historical interest expense of IPC.

i.                                          Reflects estimated interest expense and amortization of deferred financing fees associated with the assumed mortgages and the credit facility we entered into on December 10, 2007.  The interest expense of the assumed mortgages is based on an estimated preliminary market average interest rate of 5.62%.  The credit facility interest is based on an annual interest rate of 5.85% for the $200 million term loan portion of the credit facility and 7.22% for the $140 million revolver portion of the credit facility.

j.                                          Reflects the reversal of historical property management fees for IPC.

k.                                       Reflects the property management fees associated with the management structure that has been put in place concurrent with the acquisition of IPC.  The properties will now be managed by HPT Management Services LP, an affiliate of our advisor, for an average fee of 4% of annual gross revenues, as defined in the property management agreement.

l.                                          Reflects the asset management fees associated with the structure that has been put in place concurrent with our acquisition of IPC.  The assets will now be managed by HPT Management Services LP, an affiliate of our advisor, for an annual asset management fee of 0.6% of the asset value.

m.                                    Reflects the reversal of historical depreciation and amortization of IPC.

n.                                      Reflects the depreciation and amortization of the acquired buildings and lease intangibles using the straight-line method over the estimated useful lives, based on the preliminary purchase price allocation, as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$1,014,518	25 years
Lease intangibles	185,871	5.83 years

(1)          Included in lease intangibles is approximately $26.5 million of estimated above market lease values, which are amortized to rental income.  See Note d.

o.                                      Reflects the adjustment to minority interest for depreciation and amortization of the buildings and intangibles for those properties in which we acquired less than a 100% interest, as outlined below:

Our %
ownership	Property
90%	1650 Arch Street
88%	Energy Centre
86%	Royal Caribbean Center
86%	DeVry Institute

p.                                      Reflects the depreciation and amortization of the building and intangibles for the Wanamaker Building, a property in which we acquired a 60% non-controlling interest.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

a.                                       Reflects our historical operations for the year ended December 31, 2006.

b.                                      Reflects the combined Pro Forma results for properties we acquired from January 1, 2006 through December 11, 2007 for the periods prior to the respective acquisition dates of each.

c.                                       Reflects the continuing operations of IPC as of December 31, 2006.

d.                                      Reflects the conversion of IPC’s continuing operations from Canadian GAAP to US GAAP.  This includes an adjustment for the equity investment in the Wanamaker Building from proportionate consolidation of the 60% non-controlling interest to equity in earnings of investments in accordance with US GAAP.

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

e.                                       Reflects the straight-line amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 70 months, based on the preliminary purchase price allocation.

f.                                         Reflects the reversal of IPC’s historical amortization of above and below market lease values.

g.                                      Reflects the straight-line amortization of the above and below market ground lease values over the remaining non-cancelable term of the leases of approximately 39.5 years, based on the preliminary purchase price allocation.

h.                                      Reflects the reversal of historical interest expense of IPC.

i.                                          Reflects estimated interest expense and amortization of deferred financing fees associated with the assumed mortgages and the credit facility we entered into on December 10, 2007.  The interest expense of the assumed mortgages is based on an estimated preliminary market average interest rate of 5.62%.  The credit facility interest is based on an annual interest rate of 5.85% for the $200 million term loan portion of the credit facility and 7.22% for the $140 million revolver portion of the credit facility.

j.                                          Reflects the reversal of historical property management fees for IPC.

k.                                       Reflects the property management fees associated with the management structure that has been put in place concurrent with the acquisition of IPC.  The properties will now be managed by HPT Management Services LP, an affiliate of our advisor, for an average fee of 4% of annual gross revenues, as defined in the property management agreement.

l.                                          Reflects the asset management fees associated with the structure that has been put in place concurrent with our acquisition of IPC.  The assets will now be managed by HPT Management Services LP, an affiliate of our advisor, for an annual asset management fee of 0.6% of the asset value.

m.                                    Reflects the reversal of historical depreciation and amortization of IPC.

n.                                    Reflects the depreciation and amortization of the acquired buildings and intangibles using the straight-line method, based on the preliminary purchase price allocation, over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$1,014,518	25 years
Lease intangibles	185,871	5.83 years

(1) Included in lease intangibles is approximately $26.5 million of estimated above market lease values, which are amortized to rental income.  See Note d.

o.                                      Reflects the adjustment to minority interest for depreciation and amortization of the buildings and intangibles for those properties in which we acquired less than a 100% interest, as outlined below:

Our %
ownership	Property
90%	1650 Arch Street
88%	Energy Centre
86%	Royal Caribbean Center
86%	DeVry Institute

p.                                      Reflects the depreciation and amortization of the building and intangibles for the Wanamaker Building, a property in which we acquired a 60% non-controlling interest.

q.                                      Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2006 and 2007 property investments.  The adjustment is computed as follows (in thousands, except per share amounts):

Behringer Harvard REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Cash needed to acquire prior acqusitions	$973,640
Cash needed to acquire IPC US REIT	339,549
	$1,313,189
Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase acquired properties	147,549
Plus weighted average of common stock actually outstanding for the year ended December 31, 2006 in excess of 108,649
Less historical weighted average of common stock outstanding at December 31, 2006	(89,638)
	57,911

(1)          Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.